Exhibit 10(b)


                 AMENDMENT TWO TO INSURANCE PROCESSING AGREEMENT


This document is Amendment Two to the Insurance Processing Agreement made and entered into, effective June 1, 1993, and amended by Amendment One to Marketing Agreement dated September 16, 1993 (the "Agreement"), by and between American National Insurance Company ("American National") a Texas corporation, and Legacy Marketing Group ("LMG"), a California corporation.

In consideration of mutual covenants contained herein , the parties agree as follows:

1. Section 6.1 of the Agreement is hereby deleted in its entirety and the following new Section 6.1 shall be substituted therefore.

     "6.1 Subject to termination as hereinafter provided, this Agreement shall remain in force and effect until the close of business on October 1, 1998, the initial term of this Agreement. This Agreement may be renewed by mutual agreement for successive terms of one (1) year unless terminated by either party by prior written notice to the other at least one hundred eighty
     (180) days prior to the end of the initial term or the renewal term."

2. Except as specifically amended hereby, all terms and provisions of the Insurance Processing Agreement shall remain in full force and effect.



LEGACY MARKETING GROUP                   AMERICAN NATIONAL INSURANCE
                                         COMPANY

By           /s/ R. Preston Pitts        By:          /s/ James Pozzi

Title:       President                   Title:       Senior Vice President

Witness:     /s/ Karen Obendorf          Witness:     /s/ David Skup

Date:        June 4, 1998                Date:        June 4, 1998